EXHIBIT 4.3






                               CREDIT AGREEMENT
                               ----------------




                                 $15,000,000.00
                    SECURED REDUCING REVOLVING LINE OF CREDIT



                                      FROM


                                  COMPASS BANK


                                       TO


                             WHITTIER ENERGY COMPANY
                                       AND
                            WHITTIER OPERATING, INC.


                                  JULY 17, 2002


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                                TABLE OF CONTENTS

                                                                                           Page
ARTICLE I.   DEFINITIONS.....................................................................1

ARTICLE II.   THE LOAN......................................................................10
    2.01         The Loan...................................................................10
    2.02         Advances and Payments of Principal Under the Note..........................10
    2.03         Payments of Interest under the Note........................................11
    2.04         Provisions Relating to Interest............................................11
    2.05         Advances to Satisfy Obligations of Borrower................................12
    2.06         Mandatory Prepayment of the Note...........................................12
    2.07         Borrowing Base Determination...............................................12
    2.08         Assignment of Production...................................................14
    2.09         Commitment Fee.............................................................14
    2.10         Facility Fee...............................................................14
    2.11         Letters of Credit..........................................................15
    2.12         Repayment of Letters of Credit.............................................15
    2.13         Letter of Credit Fee.......................................................15

ARTICLE III.   CONDITIONS...................................................................15
    3.01         Receipt of Note, Agreement and Compliance Certificate......................16
    3.02         Receipt of Assignment of Note, Liens and Security Interests................16
    3.03         Receipt of Organizational Documents........................................16
    3.04         Receipt of Certified Copy of Corporate Proceedings and Certificates
                 of Incumbency..............................................................16
    3.05         Receipt of Certificates of Authority and Certificates of Good Standing.....16
    3.06         UCC Search.................................................................16
    3.07         Fees.......................................................................16
    3.08         Use of Loan Proceeds.......................................................16
    3.09         Request for Advance........................................................17
    3.10         Accuracy of Representations and Warranties and No Event of Default.........17
    3.11         Legal Matters Satisfactory to Counsel to Bank..............................17
    3.12         No Material Adverse Change.................................................17
    3.13         Status of Title............................................................17
    3.14         Security Instruments.......................................................17
    3.15         Legal Fees.................................................................17
    3.16         Documents Required for Subsequent Disbursements............................17

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES................................................18
    4.01         Existence and Good Standing................................................18
    4.02         Due Authorization..........................................................18

    4.03         Valid and Binding Obligations..............................................18
    4.04         Ownership of Borrowing Base Properties.....................................18
    4.05         Oil and Gas Leases.........................................................19
    4.06         Interest in the Borrowing Base Properties..................................19
    4.07         Oil and Gas Contracts......................................................19
    4.08         Producing Wells............................................................19
    4.09         Purchasers of Production...................................................20
    4.10         Scope and Accuracy of Financial Statements.................................20
    4.11         Liabilities, Litigation and Restrictions...................................20
    4.12         Margin Stock...............................................................20
    4.13         Authorizations and Consents................................................20
    4.14         Compliance with Laws, Rules, Regulations and Orders........................20
    4.15         Proper Filing of Tax Returns and Payment of Taxes Due......................21
    4.16         ERISA......................................................................21
    4.17         Investment Company Act Compliance..........................................21
    4.18         Public Utility Holding Company Act Compliance..............................21
    4.19         Environmental Laws.........................................................21
    4.20         Existing Indebtedness......................................................22
    4.21         Subsidiaries...............................................................22
    4.22         Investments................................................................22
    4.23         Hedge Transactions.........................................................23

ARTICLE V.   AFFIRMATIVE COVENANTS..........................................................23
    5.01         Use of Funds...............................................................23
    5.02         Maintenance and Access to Records..........................................23
    5.03         Quarterly Financial Statements of Borrower.................................23
    5.04         Annual Financial Statements of Borrower....................................23
    5.05         Quarterly Compliance Certificates..........................................23
    5.06         Statement of Material Adverse Change in Condition..........................24
    5.07         Additional Information.....................................................24
    5.08         Compliance with Laws and Payment of Assessments and Charges................24
    5.09         Maintenance of Existence and Good Standing.................................24
    5.10         Further Assurances.........................................................24
    5.11         Initial Expenses of Bank...................................................24
    5.12         Subsequent Expenses of Bank................................................24
    5.13         Maintenance of Tangible Property...........................................25
    5.14         Maintenance of Insurance...................................................25
    5.15         Inspection of Tangible Assets/Right of Audit...............................25
    5.16         Payment of Note and Performance of Obligations.............................25
    5.17         ERISA Reports..............................................................25
    5.18         Compliance with Laws.......................................................26
    5.19         Hazardous Substances Indemnification.......................................26
    5.20         Operating Accounts.........................................................27

    5.21         Changes in Management......................................................27
    5.22         Proceeds from Hedging Transactions.........................................27
    5.23         Production Reports.........................................................27
    5.24         Hedging Transaction Reports................................................27
    5.25         Aged Accounts Reports......................................................28
    5.26         Payment of Contract Operators..............................................28
    5.27         Payment of Royalties.......................................................28
    5.28         Tangible Net Worth Requirements............................................28
    5.29         EBITDAX to Interest Expense Ratio..........................................28
    5.30         Current Ratio..............................................................29
    5.31         Additional Collateral......................................................29
    5.32         East Hamel Borrowing Base Properties.......................................29

ARTICLE VI.   NEGATIVE COVENANTS............................................................29
    6.01         Loans, Advances, or Investments............................................29
    6.02         Mortgages or Pledges of Assets.............................................30
    6.03         Nature of Business.........................................................30
    6.04         Sales of Assets............................................................30
    6.05         Payment of Accounts Payable................................................30
    6.06         Cancellation of Insurance..................................................30
    6.07         Changes in Business Structure..............................................30
    6.08         Creation of New Subsidiaries...............................................30
    6.09         Management and Shareholder Control.........................................30
    6.10         Transactions with Affiliates...............................................31
    6.11         Hedging Transactions.......................................................31
    6.12         Dividends and Distributions................................................31
    6.13         Other Indebtedness.........................................................31

ARTICLE VII.   EVENTS OF DEFAULT............................................................31
    7.01         Enumeration of Events of Default...........................................31
    7.02         Rights Upon Default........................................................33
    7.03         Rights Upon Unmatured Event of Default.....................................33

ARTICLE VIII.   MISCELLANEOUS...............................................................33
    8.01         Security Interests in Deposits and Right of Offset or Banker's Lien........33
    8.02         Survival of Representations, Warranties and Covenants......................33
    8.03         Notices and Other Communications...........................................34
    8.04         Renewals and Extensions....................................................34
    8.05         No Waiver by Bank..........................................................34
    8.06         INDEMNIFICATION............................................................34
    8.07         GOVERNING LAW..............................................................35
    8.08         Incorporation of Exhibits and Schedules....................................35
    8.09         Survival Upon Unenforceability.............................................35
    8.10         Rights of Third Parties....................................................35
    8.11         Amendments or Modifications of this Agreement..............................35
    8.12         Agreement Construed as an Entirety.........................................35
    8.13         Number and Gender..........................................................36
    8.14         AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS..................................36
    8.15         Hedging Transactions.......................................................36
    8.16         Controlling Provision Upon Conflict........................................36
    8.17         Time, Place and Method of Payments.........................................36
    8.18         Counterpart Execution......................................................37
    8.19         Continuing Security........................................................37

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EXHIBITS

EXHIBIT A      Note
EXHIBIT B      Security Instruments
EXHIBIT C      Request for Advance
EXHIBIT D      Compliance Certificate

SCHEDULES
---------

1.01(a)        Borrowing Base Properties
4.09           Purchasers of Production
4.11           Litigation
4.20           Existing Indebtedness
4.23           Existing Hedge Transactions
5.01           Use of Funds
6.01           Investments
6.09           Whittier Family Group and Ownership Interest in Borrower

                                CREDIT AGREEMENT
                                ----------------


     THIS CREDIT AGREEMENT, is entered into as of the 17th day of July 2002, by and among WHITTIER ENERGY COMPANY, a Nevada corporation ("Whittier Energy"), and WHITTIER OPERATING, INC., a Texas corporation ("Whittier Operating") (collectively, the "Borrower") and COMPASS BANK, an Alabama state chartered bank (the "Bank").

                               W I T N E S S E T H

     WHEREAS, Borrower desires to obtain loans from Bank to be used for the purposes set forth on Schedule 5.01 attached hereto; and

     WHEREAS, Bank is willing to loan such funds to Borrower in accordance with the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Bank and Borrower agree as follows:


                             ARTICLE I. DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings indicated:

     "Affiliate" means, as applied to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Credit Agreement, as the same may be amended or supplemented from time to time.

     "Applicable Law" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof, that are applicable to Bank, any Borrower, any of the Borrowing Base Properties or other assets of Borrower, and/or all or any part of the transactions evidenced by this Agreement and/or any of the Loan Documents.

     "Assignment of Note, Liens and Security Interests" means that certain Assignment of Note, Liens and Security Interests duly executed by Equiva, pursuant to which the Equiva Note, the Equiva Credit Agreement, and the Equiva Security Instruments, and all rights associated therewith, are assigned to Bank.

     "Bank" has the meaning set forth in the preamble hereof.

     "Big Wells PSA" means that certain Purchase and Sale Agreement dated June 20, 2002 by and between Whittier Energy and Sue-Ann Operating, L.C., a Texas limited liability company, covering various Oil and Gas Properties located in Dimmitt County, Texas as more fully described on Exhibit "A" attached to such Purchase and Sale Agreement.

     "Borrower" has the meaning set forth in the preamble hereof.

     "Borrowing Base" means the maximum loan amount supported by the Borrowing Base Properties, as determined by Bank from time to time in accordance with
Section 2.07 of this Agreement.

     "Borrowing Base Properties" means those Oil and Gas Properties of Whittier Energy that will, with execution of the Loan Documents, be subject to liens created by certain of the Security Instruments to secure the Obligations, which initial Borrowing Base Properties are described in Schedule 1.01(a) attached hereto and made a part hereof and such Borrowing Base Properties to include those Oil and Gas Properties described on Part Two of such Schedule 1.01(a) upon the satisfaction of the conditions precedent under Section 3.17 hereof.

     "Borrowing Base Property Data" means geological data relative to the Proved Reserves that are attributable to the Borrowing Base Properties, all data of the type required to be reported by Borrower pursuant to Section 5.23 of this Agreement, and all such other information as Bank may request regarding volumes of production produced and sold, contracts, pricing, gross revenues, expenses, and other information and engineering and geological data as may relate to the Borrowing Base Properties.

     "Business Day" means a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas.

     "Business Entity" means a company, corporation, limited liability company, limited partnership, partnership, joint venture, trust, association, or other entity other than a natural person, that has been formed and exists to conduct any line of business.

     "Certificate of Formation" means any certificates, articles, or other instruments that are required or permitted to be filed with any designated agency of the jurisdiction in which a Business Entity is formed in order to evidence the legal formation of such Business Entity.

     Chapparal" has the meaning set forth in Section 4.22 hereof.

     "Closing" means the closing of the transaction contemplated herein to occur contemporaneously with the execution of this Agreement.

     "Compliance Certificate" means the certificate of the Chief Executive Officer, President or Vice President of Borrower required to be submitted to Bank from time to time pursuant to this Agreement, which certificate shall be in the form attached hereto as Exhibit "D."

     "Corporate Action" means action taken by the Governing Body of any Business Entity (not just a corporation) in order to authorize such Business Entity pursuant to its Governing Documentation to enter into and become bound by the terms of any particular transaction.

     "Corporate Power" means the power and authority of a Business Entity, under the terms of its Governing Documentation and applicable law, to enter into, and become bound by, the terms of any particular transaction.

     "Environmental Laws" means (a) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all environmental statutes of any state in which property of Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Substances.

     "Equiva" means Equiva Trading Company, a Delaware general partnership.

     "Equiva Credit Agreement" means that certain Loan Agreement dated April 5, 2002, by and between Whittier Energy and Equiva, as amended.

     "Equiva Note" means that certain Term Note dated April 5, 2002, in the original principal sum of $2,500,000, executed by Whittier Energy as maker, and payable to the order of Equiva, as payee, as said note may have been renewed, extended, amended and/or replaced.

     "Equiva Security Instruments" means the "Security Instruments," as defined in the Equiva Credit Agreement, together with all other financing statements, mortgages, deeds of trust, security agreements, pledges and other instruments creating liens or security interests executed by Whittier Energy or its predecessors, either prior to or after the date of the Equiva Credit Agreement, which secure any of the indebtedness and obligations owed by Whittier Energy to Equiva, in connection with the Equiva Credit Agreement and/or the Equiva Note.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA.

     "Event of Default" means any of the events specified in Section 7.01 of this Agreement.

     "Existing Indebtedness" has the meaning set forth in Section 4.20.

     "Financial Statements" means the statements of the financial condition of the indicated Person, as at the point in time and for the period indicated and consisting of at least a consolidated balance sheet, income statement and statement of cash flows, and, when the foregoing are audited, accompanied by the certification of such Person's independent certified public accountants and footnotes to any of the foregoing, with such statements to be prepared in accordance with GAAP.

     "Floating Rate" means, except as provided otherwise in Section 2.04 hereof, the Index Rate in effect from time to time plus three-fourths of one percent (0.75%).

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "Governing Body" means, in the case of a corporation, its board of directors, in the case of a limited liability company, its members or its managers, depending on how the management of such Business Entity is allocated in its Governing Documentation, in the case of a general partnership or joint venture, the partners or the joint venturers thereof, respectively, in the case of a limited partnership, the applicable Governing Body of the general partner thereof, if such general partner is a Business Entity, and in the case of any other Business Entity not specified herein, the designees thereof that, pursuant to the Governing Documentation of such Business Entity, fulfill the responsibilities typically discharged by a board of directors of a corporation.

     "Governing Documentation" means, in the case of a corporation, its certification of incorporation, articles of incorporation and by laws, as amended, in the case of a limited liability company, its certificate of formation, its limited liability company agreement, and its operating agreement or regulations (or similar documentation as denominated under the laws of the jurisdiction in which it is formed), in the case of a partnership, joint venture or a limited partnership, the applicable partnership agreement or joint venture agreement, and in the case of any other Business Entity not specifically enumerated herein, the applicable documentation typically utilized in the jurisdiction where such Business Entity has been formed for purposes of initially forming such Business Entity according to the laws of such jurisdiction and thereafter operating and managing such Business Entity.

     "Hazardous Substances" means flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other Environmental Laws now or hereafter enacted or promulgated by any regulatory authority or governmental body.

     "Hedging Transaction" means a swap, collar, floor, cap, forward, futures, spot or foreign currency exchange transaction, cross currency rate swap, currency option, or any combination of, or option with respect to, any of the foregoing or similar transactions (including sales contracts for a term of greater than one year with fixed prices) entered into by Borrower with any other Person, which is intended to reduce or eliminate the risk of fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices.

     "Indebtedness" means, as to any Person, (a) all items of indebtedness or liability (other than capital, surplus, deferred credits and reserves, as such) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (b) indebtedness secured by any mortgage, pledge or lien existing on or encumbering property owned by the Person whose Indebtedness is being determined, whether or not the indebtedness secured thereby shall have been assumed, and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse, agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, purchase of securities or capital contribution, through a commitment to pay for property or services regardless of the nondelivery of such property or the nonfurnishing of such services or otherwise), or in respect of which such Person has otherwise become directly or indirectly liable, contingently or otherwise, whether now existing or hereafter arising.

     "Index Rate" means, at any time, the prime rate established in The Wall Street Journal's "Money Rates" or similar table. If multiple prime rates are quoted in the table, then the highest prime rate will be the Index Rate. In the event that the prime rate is no longer published by The Wall Street Journal in the "Money Rates" or similar table, then Bank may select an alternative published index based upon comparable information as a substitute Index Rate. Upon the selection of a substitute Index Rate, the applicable interest rate shall thereafter vary in relation to the substitute index. Such substitute index shall be the same index that is generally used as a substitute by Bank on all Index Rate loans.

     "Investment" in any Person means any stock, bond, note or other evidence of Indebtedness or any other security (other than current trade and customer accounts) of, or loan to, such Person.

     "ISDA Master Agreement" means a form of agreement for the conduct of Hedging Transactions promulgated by the International Swap Dealers Association, Inc. and referred to as the Master Agreement (Local Currency - Single Jurisdiction) (copyright 1992) and the Schedule to the Master Agreement (ISDA
1992) to be attached thereto, with all blanks therein completed in accordance with Bank's standard practices.

     "Leases" means oil and gas leases and all oil, gas and mineral leases constituting any part of the Borrowing Base Properties.

     "Letter(s) of Credit" has the meaning set forth in Section 2.11 hereof.

     "Limitation Period" means any period while any amount remains owing on the Note and interest on such amount calculated at the Floating Rate, plus any fees payable hereunder and deemed to be interest under applicable law, would exceed the Maximum Rate.

     "Loan" means, singly, any advance by Bank to Borrower pursuant to this Agreement and "Loans" means, cumulatively, the aggregate sum of all money advanced by Bank to Borrower pursuant to this Agreement.

     "Loan Documents" means this Agreement and all promissory notes, security agreements, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

     "Loan Excess" means, at any point in time, the amount, if any, by which the outstanding balance on the Loans evidenced by the Note exceeds the Revolving Commitment then in effect.

     "Marketable Title" means good and indefeasible title and ownership, free and clear of all mortgages, liens and encumbrances, except for Permitted Encumbrances.

     "Maturity Date" means July 17, 2004.

     "Maximum Rate" means the maximum non-usurious interest rate permissible under applicable laws of the State of Texas or those of the United States of America applicable to Bank.

     "Monthly Borrowing Base Reduction" means the amount of the automatic monthly reduction to the Borrowing Base, as determined by Bank from time to time in accordance with Section 2.07 of this Agreement.

     "Multi-employer Plan" means a plan described in Section 4001(a)(3) of ERISA which covers employees of Borrower or any ERISA Affiliate.

     "Note" means that certain reducing revolving promissory note in the original face amount of $15,000,000.00, dated of even date herewith, made by Borrower payable to the order of Bank, in the form attached hereto as Exhibit "A", together with all deferrals, renewals, extensions, amendments, modifications or rearrangements thereof, which promissory note shall evidence the advances to Borrower by Bank pursuant to Section 2.01 hereof.

     "Obligations" means all obligations, indebtedness, and liabilities of Borrower to Bank, now existing or hereafter arising, including, but not limited to, the indebtedness evidenced by the Note, and any indebtedness or obligations of Borrower to Bank arising under any Hedging Transaction or other Loan Document between Borrower and Bank, whether direct, indirect, related, unrelated, fixed, contingent, specified, unspecified, joint, several, or joint and several, and all interest and fees accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

     "Oil and Gas Properties" means fee, leasehold or other interests in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to properties situated in the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with all contracts executed in connection therewith, all oil, gas and other minerals produced and to be produced therefrom, all proceeds thereof, and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Encumbrances" means:

          (A) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

          (B) Liens of mechanics, materialmen, warehousemen, carriers, or other similar liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

          (C) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed operations;

          (D)  Liens in favor of Bank;

          (E) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed, and in Bank's sole judgment they do not, in the aggregate, materially detract from the value of the property of Borrower or any Subsidiary, or materially impair the use thereof in the operation of its business:

               1.   Claims or liens for taxes, assessments, or similar charges;
                    and

               2. Claims or liens of mechanics, materialmen, warehousemen, carriers, or other similar liens; and

          (F) Liens held by operators under customary forms of operating agreements securing lease operating expenses incurred in the ordinary course of business that are not yet due and payable.

     "Person" means an individual, company, corporation, partnership, limited partnership, joint venture, trust, association, unincorporated organization or a government or any agency or political subdivision thereof.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

     "Proved Developed Producing Reserves" means Proved Reserves that are classified as Proved Developed Producing in accordance with the most current criteria promulgated by the Society of Petroleum Engineers.

     "Proved Reserves" means the estimated quantities of crude oil, condensate, natural gas liquids and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable by primary producing mechanisms in future years from known reservoirs underlying lands or interests therein constituting Oil and Gas Properties, under existing economic and operating conditions. Reserves which can be produced economically through application of improved recovery techniques (e.g., fluid injection) will be included in Proved Reserves when successful testing by a pilot project or the operation of an installed program in the reservoir provides support for the engineering analysis on which the pilot project or installed program was based. In general, the economic productivity of the estimated proved reserves is supported by actual production or a conclusive formation test; however, in certain instances proved reserves are assigned to reservoirs on the basis of a combination of electrical and other type logs and core analyses which indicate these reservoirs are analogous to similar reservoirs in the same field which are producing or have demonstrated the ability to produce on a formation test.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

     "PW9" means the present worth of future net income, discounted to the present value at the simple interest rate of nine percent (9.0%) per year.

     "PYR Energy" has the meaning set forth in Section 4.22 hereof.

     "Request for Advance" means the written request by Borrower for an advance by Bank pursuant to this Agreement, which Request for Advance shall be in a form, and shall include the information and accompanying supporting documentation, as prescribed in Exhibit "C" attached hereto.

     "Revolving Commitment" means the obligation of Bank, subject to the provisions of this Agreement and existing only through the last Business Day prior to the Maturity Date, to advance to Borrower funds, not to exceed at any one time outstanding an amount equal to the Borrowing Base then in effect.

     "Security Instruments" means the security instruments described on Exhibit "B", in form and substance satisfactory to Bank, to be executed by Whittier Energy and/or Whittier Operating pursuant to Section 3.14, and any and all other instruments or documents hereafter executed in connection with or as security for the payment of the Note.

     "Subsidiary" means, with respect to any Person, (a) any corporation in which such Person, directly or indirectly through its Subsidiaries, owns more than fifty percent (50%) of the stock of any class or classes having by the terms thereof the ordinary voting power to elect a majority of the directors of such corporation; and (b) any partnership, association, joint venture, or other entity in which such Person, directly or indirectly through its Subsidiaries, has more than a fifty percent (50%) equity interest at the time.

     "Tangible Net Worth" means the total assets of Borrower exclusive of (a) those assets classified as intangible, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges,
(b) treasury stock and minority interests in any Person, (c) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock, (d) to the extent not already deducted from total assets, allowances for depreciation, depletion, obsolescence and/or amortization of properties, uncollectible accounts, and contingent but probable liabilities as to which an amount can be established, (e) all assets arising from advances to any partners, managers, officers, former officers or sales representatives of Borrower made outside of the ordinary course of business, (f) unrealized gains or losses attributable to Borrower's ownership of Securities in any Person as of the date of Closing and (g) unrealized gains or losses accounted for in accordance with Financial Accounting Standard 133 relating to Hedging Transactions; less total liabilities of Borrower; all of the above being determined in accordance with GAAP.

     "Unmatured Event of Default" means any event or occurrence which solely with the lapse of time or the giving of notice or both will ripen into an Event of Default.

     "Whittier Energy" has the meaning set forth in the preamble hereof.

     "Whittier Family Group" means those certain individuals listed on Schedule
6.09 as owners of the stock of Whittier Operating and Whittier Energy.

     "Whittier Operating" has the meaning set forth in the preamble hereof.

     Undefined financial accounting terms used in this Agreement shall be defined in accordance with GAAP.

                              ARTICLE II. THE LOAN

     2.01 The Loan. Upon the terms and conditions (including, without limitation, the right of Bank to terminate the Revolving Commitment hereunder upon an Event of Default or an Unmatured Event of Default) and relying on the representations and warranties contained in this Agreement, Bank agrees, for a period from and after the date hereof through the last Business Day prior to the Maturity Date, to make advances for the account of Borrower from time to time following receipt of a Request for Advance; provided that each requested advance must be in the amount of at least $50,000.00 and in additional increments of $10,000.00; and provided, further, that the aggregate principal amount of all Loans at any one time outstanding shall not exceed the Revolving Commitment.

     Through the last Business Day prior to the Maturity Date, Borrower may use this revolving credit by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement. The borrowings made by Borrower pursuant to the Revolving Commitment shall be made at the principal office of Bank and shall be evidenced by the Note. The entire principal amount of the Note is due on the Maturity Date.

     2.02 Advances and Payments of Principal Under the Note. Each time an advance is made against or payment is made on the Note, Bank is hereby irrevocably authorized by Borrower to make appropriate entries of such in its records in accordance with the usual and customary practices of accounting for advances and payments on notes; provided, however, the failure of Bank to do so shall not relieve Borrower of its correct liability hereunder or under the Note.

     The aggregate unpaid amount of advances reflected by the notations by Bank on its records or the ledger sheets affixed to the Note shall be deemed rebuttably presumptive evidence of the principal amount owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced to Borrower and outstanding under this Agreement and interest on such amounts calculated in accordance with this Agreement. Interest provided for in the Note and herein shall be calculated on unpaid sums actually advanced and outstanding under the Note pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

     2.03 Payments of Interest under the Note. Subject to the terms and provisions of this Agreement, interest on the Loans, calculated at the Floating Rate, shall be due and payable monthly as it accrues beginning August 1, 2002, and continuing thereafter on the first day of each succeeding calendar month while any amount remains owing on the Note and at the Maturity Date, the interest payment in each instance to be that which has been earned and remains unpaid. The rate of interest charged on the Loan shall be adjusted, effective on the effective date of each change in the Index Rate.

     2.04 Provisions Relating to Interest. All Loans hereunder and outstanding from time to time shall bear interest at a daily rate equal to the Floating Rate, each such change in the rate of interest charged on the Loans to become effective without notice to Borrower, on the effective date of each change in the Index Rate, calculated on the basis of a year of three hundred sixty-five or three hundred sixty-six (365 or 366) days, as applicable, from the date of advance through the date of repayment.

     It is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of America and, in this connection, there shall never be collected, charged or received on any sums advanced hereunder interest in excess of the Maximum Rate. For purposes of Chapter 303 of the Texas Finance Code, as amended, Borrower agrees that the maximum rate to be charged shall be the "indicated (weekly) rate ceiling" as defined in said Chapter, provided that Bank may also rely to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other applicable laws of the State of Texas or the United States of America applicable to Bank, if greater. Upon the occurrence and during the continuation of an Event of Default interest on the unpaid balance of the Loans shall accrue at a daily rate equal to the Floating Rate plus five percent (5%) per annum, calculated on the basis of a year of three hundred sixty-five or three hundred sixty-six (365 or 366) days, as applicable, for the number of days elapsed, not to exceed the Maximum Rate, if applicable. Notwithstanding anything herein or in the Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Note shall be the Maximum Rate and the obligation of Borrower for any fees payable hereunder and deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Maximum Rate until such time as there has been paid to Bank (a) the amount of interest in excess of the Maximum Rate that Bank would have received during the Limitation Period had the interest rate remained at the relevant Floating Rate and (b) all interest and fees otherwise due to Bank but for the effect of such Limitation Period.

     If under any circumstances the aggregate amounts paid on the Note or under this Agreement include amounts which by law are deemed interest and which would exceed the amount permitted if the Maximum Rate were in effect, Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of mathematical error on the part of both Borrower and Bank, and Bank shall promptly refund the amount of such excess (to the extent only of such interest payments above the Maximum Rate which could not lawfully have been collected and retained) upon discovery of such error by Bank or notice thereof from Borrower.

     2.05 Advances to Satisfy Obligations of Borrower. Bank may, but shall not be obligated to, make advances hereunder and apply same to the satisfaction of any condition, warranty, representation or covenant of Borrower contained in this Agreement, and the funds so advanced and applied shall be part of the Loan proceeds advanced under this Agreement and evidenced by the Note.

     2.06 Mandatory Prepayment of the Note. In the event that Bank or Borrower determine that a Loan Excess exists, Borrower shall immediately, but in no event later than thirty (30) days following the earlier of either: (a) Borrower becoming aware that a Loan Excess exists, or (b) notice from Bank of any such determination, (i) prepay the principal of the Note in an aggregate amount at least equal to such Loan Excess or (ii) add to the Borrowing Base Properties additional Oil and Gas Properties of Borrower, or other collateral acceptable to Bank in its sole discretion, sufficient in value, as determined by Bank in its sole discretion pursuant to Section 2.07, to increase the Borrowing Base to equal the unpaid principal amount of the Note plus all accrued, unpaid interest.

     Notwithstanding the foregoing provisions of this Section, however, at the time that each Monthly Borrowing Base Reduction becomes applicable on the first day of each calendar month, Borrower shall contemporaneously prepay so much of the principal of the Note as is necessary to ensure that no Loan Excess results from the application of such Monthly Borrowing Base Reduction. With respect to any principal payment that is more than ten (10) days overdue, but prior to Bank's acceleration of the maturity of any Indebtedness, Borrower shall be assessed and shall be obligated to pay upon such assessment late charges equal to five percent (5%) of the amount of such payment, but in no event to exceed the Maximum Rate.

     2.07 Borrowing Base Determination. The initial Borrowing Base is hereby established at $2,550,000 effective as of the date hereof, and the Borrowing Base shall automatically be reduced effective on the first day of each month, commencing October 1, 2002, by the amount of the Monthly Borrowing Base Reduction. The Monthly Borrowing Base Reduction is hereby initially established at Fifty Thousand Dollars ($50,000) and shall continue to be equal to $50,000 until such Monthly Borrowing Base reduction is redetermined by Bank, with the next redetermination currently scheduled for December 1, 2002. Notwithstanding the first two sentences of this Section 2.07, immediately upon the closing of the transaction evidenced by the Big Wells PSA, such closing to be consummated no later than September 1, 2002 for this sentence to become effective, including the assignment of the Oil and Gas Properties described in Part Two of Schedule 1.01(a) attached hereto to Whittier Energy and the execution and delivery of the Security Instruments from Whittier Energy to Bank covering such Oil and Gas Properties as set forth in Section 3.17, the Borrowing Base shall be increased to $3,850,000 effective as of such date, and the Borrowing Base shall automatically be reduced, effective on the first day of each month, commencing October 1, 2002 by the monthly Borrowing Base Reduction which shall be established at Seventy Thousand Dollars ($70,000) and shall continue to be equal to $70,000 until such Monthly Borrowing Base Reduction is redetermined by Bank. Each time Bank redetermines the Borrowing Base and the Monthly Borrowing Base Reduction, it shall do so in accordance with its customary lending practices in effect from time to time, including Bank's customary credit approval practices and procedures, as applied to its other borrowers with whom Borrower is similarly situated. Borrower acknowledges that the Bank's determination of the Borrowing Base and the Monthly Borrowing Base Reduction is not necessarily based exclusively or principally on the value, for loan purposes, of the Borrowing Base Properties, but instead such determination represents the Bank's overall credit evaluation with respect to Borrower including Bank's assessment of the value, for loan purposes, of the Borrowing Base Properties.

     On or before each October 1 and April 1until the Maturity Date, Borrower shall furnish to Bank a report (the "Semi-Annual Report"), in form and substance satisfactory to Bank, which report shall set forth, as of the preceding July 1 and January 1, respectively, such Borrowing Base Property Data as Bank may request attributable to the Borrowing Base Properties. Each Annual Report that is due on or before each April 1 shall be prepared by independent petroleum engineers that are acceptable to Bank, and each Semi-Annual Report that is due on or before each October 1 may be prepared by Borrower's own engineers and shall be certified by an officer of Borrower. The Semi-Annual Report that is due on or before April 1 of each year shall be provided in ARIES format, or other electronic format acceptable to Bank in its discretion. Upon receipt of each such Semi-Annual Report, Bank shall, in the normal course of business, make a determination of the Borrowing Base and the Monthly Borrowing Base Reduction, which shall become effective upon written notification from Bank to Borrower, and which, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base shall thereafter be calculated, until the effective date of the next redetermination of the Borrowing Base and the Monthly Borrowing Base Reduction as set forth in this Section. Notwithstanding anything to the contrary in this Section 2.07, in the event of any delay in the scheduled redetermination of the Borrowing Base or the Monthly Borrowing Base Reduction, the most recent Monthly Borrowing Base Reduction shall remain effective until written notification from Bank to Borrower of such redetermination, if any.

     Borrower shall pay a fee of $3,500.00 at the time of Borrower's delivery to Bank of each Semi-Annual Report and each time Borrower requests a redetermination of the Borrowing Base pursuant to this Section 2.07. Each such Engineering Fee is to be paid to Bank for Bank's analysis of each such Semi-Annual Report and its redetermination of the Borrowing Base and Monthly Borrowing Base Reduction.

     In addition to scheduled redeterminations of the Borrowing Base, either the Borrower may request that the Bank redetermine, or the Bank may elect to redetermine, the Borrowing Base and the Monthly Borrowing Base Reduction at any time, and from time to time, which redetermination shall become effective upon written notification from Bank to Borrower and which, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base shall thereafter be calculated until the effective date of the next redetermination of the Borrowing Base and the Monthly Borrowing Base Reduction, as set forth in this Section.

     2.08 Assignment of Production. Certain of the Security Instruments covering the Borrowing Base Properties contain an assignment unto and in favor of Bank of all oil, gas and other minerals produced and to be produced from or attributable to the Oil and Gas Properties that constitute part of the Borrowing Base Properties, together with all of the revenues and proceeds attributable to such production, and such Security Instruments further provide that all such revenues and proceeds which may be so collected by Bank pursuant to the assignment shall be applied to the payment of the Note and the satisfaction of all other Indebtedness to be secured by such Security Instruments. Such Security Instruments further provide that the Bank grants to Borrower a license to receive and collect the revenues and proceeds attributable to such production unless and until an the Bank, acting in its sole discretion, terminates Borrower's license to collect such revenues and proceeds. Borrower hereby appoints Bank as its agent and attorney-in-fact for all purposes deemed by Bank to be necessary or desirable in connection with such assignment of production, including, but not limited to, completing the letter transfer orders delivered to Bank pursuant to Sections 3.14 and/or 3.16 hereof, which power is coupled with an interest and is not revocable.

     2.09 Commitment Fee. As consideration for the commitment of Bank to make Loans to Borrower through the Maturity Date pursuant to this Agreement, Borrower agrees to pay to Bank within three (3) Business Days of receipt of Bank's statement as to quarterly periods ending March 31, June 30, September 30 and December 31 of each year (except the first period shall be for a period of time from the Closing to September 30, 2002) during the period commencing on the date of this Agreement to and including the Maturity Date and at the Maturity Date, a fee equal to 1/2 of 1% per annum (computed on the basis of 365 or 366 days, as the case may be) multiplied by an amount equal to the daily average excess, if any, of the Revolving Commitment, over the aggregate principal amount outstanding on the Note throughout the period from the date of this Agreement or previous calculation date provided above, whichever is later, to the relevant calculation date or the Maturity Date, as the case may be.

     2.10 Facility Fee. As consideration for the commitment of Bank to make Loans to Borrower pursuant to this Agreement, Borrower shall pay to Bank a fee ("Facility Fee") of $25,500.00, one-half of which has been paid prior to Closing, and the balance of which shall be paid simultaneously with the Closing. Contemporaneously with any increase of the Borrowing Base above the initial Borrowing Base available at Closing, Borrower shall pay to Bank an additional Facility Fee equal to one percent (1.0%) of the amount by which such increased Borrowing Base exceeds the highest Borrowing Base previously in effect under the terms of this Agreement, such additional Facility Fees includes a Facility Fee in the amount of $13,000 due by Borrower to Bank upon the closing of the Big Wells PSA and the increase of the Borrowing Base contemporaneously therewith.

     2.11 Letters of Credit.

          (a) Subject to the terms and conditions of this Agreement, the Bank agrees to issue standby letters of credit ("Letter(s) of Credit") for the account of the Borrower from time to time following receipt, at least three
     (3) Business Days prior to the requested date of issuance, of Bank's then-current form of application for a Letter of Credit properly completed by Borrower in such amount as the Borrower may request not to exceed an aggregate amount outstanding equal to the unborrowed portion of the Revolving Commitment. The amount available to be drawn as Loans under the Revolving Commitment shall be reduced by the aggregate face amount of the outstanding Letters of Credit issued pursuant to this Section 2.11(a).

          (b) If there is any conflict between the terms of any Letter of Credit application accepted by the Bank and the terms of this Agreement, the terms of this Agreement shall control. No Letter of Credit shall have an expiration date that is later than one year from the date of its issuance, or, if sooner, beyond the Maturity Date.

     2.12 Repayment of Letters of Credit. If drawn upon by the beneficiary of a Letter of Credit, all amounts so drawn shall be due and payable by the Borrower immediately upon receipt of Bank's request therefor.

     2.13 Letter of Credit Fee. As consideration for the issuance by the Bank of Letters of Credit for the account of the Borrower, the Borrower agrees to pay to the Bank a fee of one and one-half percent (1.5%), per annum, of the amount of each such Letter of Credit (subject to a $500.00 minimum fee per year on each Letter of Credit), the first such per annum fee for each Letter of Credit to be payable in advance of the issuance of such Letter of Credit, with successive per annum fees to be paid in advance of the anniversary date of the issuance of such Letter of Credit if it is to remain in effect beyond such anniversary date.

                             ARTICLE III. CONDITIONS

     The obligation of Bank to make the initial Loan referred to in Article II of this Agreement on or about July 17, 2002 is subject to satisfaction of the following conditions precedent stated in this Article III (except for Section 3.16). The obligation of Bank to make subsequent advances pursuant to this Agreement is subject to the prior or contemporaneous satisfaction of the conditions precedent stated in Sections 3.09 through 3.16 and also Section 3.17 with regard to any Loan, or portion thereof, attributable to the increased Borrowing Base as set forth in the third sentence of Section 2.07.

     3.01 Receipt of Note, Agreement and Compliance Certificate. Bank shall have received the Note, multiple counterparts of this Agreement, as requested by Bank, and the Compliance Certificate duly executed by an authorized officer for Borrower.

     3.02 Receipt of Assignment of Note, Liens and Security Interests. Bank shall have received the Assignment of Note, Liens and Security Interests duly executed by Equiva.

     3.03 Receipt of Organizational Documents. Bank shall have received from Borrower its Governing Documentation certified by the secretary or assistant secretary of such Borrower.

     3.04 Receipt of Certified Copy of Corporate Proceedings and Certificates of Incumbency. Bank shall have received from Borrower copies of all resolutions of its Governing Body authorizing the transactions set forth in this Agreement, and the execution of this Agreement, the Note, and those of the Security Instruments and other Loan Documents to which it is a party, such copy or copies to be certified by the secretary or an assistant secretary of Borrower or its general partner or manager, if applicable, as being true and correct and in full force and effect as of the date hereof. In addition, Bank shall have received from Borrower a certificate of incumbency signed by a secretary or an assistant secretary of Borrower or its general partner or manager, if applicable, setting forth (a) the names of the officers executing this Agreement, the Note, and those of the Security Instruments and other Loan Documents to which it is a party, (b) the office(s) to which such Persons have been elected and in which they presently serve and (c) an original specimen signature of each such person.

     3.05 Receipt of Certificates of Authority and Certificates of Good Standing. Bank shall have received certificates, as of the most recent dates practicable, of the Secretary of State of the state in which Borrower is formed attesting to Borrower's existence, and of each state in which Borrower is qualified to do business as a foreign Business Entity, attesting to such qualification, and from the Secretary State or the department of revenue or taxation of each of the foregoing states, as applicable, as to the good standing of Borrower in such state;

     3.06 UCC Search. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrower in the Office of the Secretary of State of the State of Texas and in the counties in which Borrowing Base Properties are located, such search to be as of a date no more than ten (10) days prior to the date of the advance of the Loan.

     3.07 Fees. Bank shall have contemporaneously received the fee required by
Section 2.10.

     3.08 Use of Loan Proceeds. Bank shall receive evidence, contemporaneous with making the initial Loan under Article II, that Borrower has used the initial Loan proceeds advanced on or about July 17, 2002, (a) to pay all fees due and payable hereunder, including, without limitation, those described in
Section 2.10 and Section 3.15, and (b) to cause Bank to receive from Equiva an assignment of the Existing Indebtedness evidenced by the Equiva Note and the Equiva Credit Agreement.

     3.09 Request for Advance. Bank shall have received from Borrower a Request for Advance.

     3.10 Accuracy of Representations and Warranties and No Event of Default. The representations and warranties contained in Article IV of this Agreement shall be true and correct in all material respects on the date of the making of such Loans or advances with the same effect as though such representations and warranties had been made on such date; and no Event of Default shall have occurred and be continuing or will have occurred at the completion of the making of such Loans or advances.

     3.11 Legal Matters Satisfactory to Counsel to Bank. All legal matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to counsel for Bank.

     3.12 No Material Adverse Change. No material adverse change shall have occurred since the date of this Agreement in the condition, financial or otherwise, of Borrower.

     3.13 Status of Title. Bank shall have been satisfied that Whittier Energy has Marketable Title to its Borrowing Base Properties, that Whittier Energy owns record title to an undivided net revenue interest in the production from each Oil and Gas Property that is a Borrowing Base Property that is not less than the net revenue interest therein attributed to Whittier Energy in the Loan Documents, as amended from time to time, as well as (if applicable) an undivided working interest in each such Oil and Gas Property that is not greater than the working interest therein attributed to Whittier Energy in the Loan Documents, as amended from time to time (unless there is a corresponding increase in the net revenue interest attributed to such party therein).

     3.14 Security Instruments. As security for the payment of the Note and the performance of the Obligations of Borrower under this Agreement, Bank shall have received the Security Instruments, duly executed by Borrower with respect to the Borrowing Base Properties.

     3.15 Legal Fees. All legal fees and disbursements owed to Bank's special counsel who provided representation to the Bank in connection with this Agreement or any amendment hereto and in connection with the review of title to the Borrowing Base Properties shall have been paid.

     3.16 Documents Required for Subsequent Disbursements. As of the time of funding any additional advances to Borrower that are made in conjunction with the addition to the Borrowing Base Properties of Oil and Gas Properties owned by Whittier Energy, Borrower shall have duly delivered to Bank: (i) the Security Instruments that are necessary or appropriate, in the opinion of Bank, relating to such additional Borrowing Base Properties, and (ii) Transfer Order Letters applicable to the production of oil and gas from any additional Oil and Gas Properties added to the Borrowing Base Properties.

     3.17 Big Wells Security Instruments. As of the time of funding any additional advances to Borrower attributable to the increased Borrowing Base as set forth in the third sentence of Section 2.07, Borrower shall have delivered the items described in Section 3.16 above (or any amendments thereto) as they relate to the Oil and Gas Properties under the Big Wells PSA and original executed assignments covering the Oil and Gas Properties under the Big Wells PSA. Upon the delivery of such instruments, all of Borrower's representations, warranties and covenants hereunder relating to the initial Borrowing Base Properties shall automatically apply to such additional Borrowing Base Properties.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

     To induce Bank to enter into this Agreement and to make the Loan hereunder, Borrower represents and warrants to Bank (which representations and warranties will survive the delivery of the Note) that:

     4.01 Existence and Good Standing. Borrower is a Business Entity of the type it is described to be in the preamble of this Agreement, duly organized, legally existing and in good standing under the laws of its jurisdiction of formation and is duly qualified and in good standing as a foreign Business Entity of that type in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary, other than those jurisdictions wherein the failure to so qualify does not have a material adverse effect on Borrower.

     4.02 Due Authorization. The execution and delivery by Borrower of this Agreement and the borrowings hereunder; the execution and delivery by Borrower of the Note, the Security Instruments and the other Loan Documents; and the repayment by Borrower of Indebtedness evidenced by the Note and interest and fees provided in the Note and this Agreement are (a) within the Corporate Power of Borrower; (b) have been duly authorized by all necessary Corporate Action of Borrower; and (c) do not and will not (i) require the consent of any regulatory authority, governmental body, or any other Person, (ii) violate any provision of law, the Certificate of Formation of Borrower, or the Governing Documentation of Borrower, (iii) cause a default to occur under the terms and provisions of any indenture, instrument or other agreement to which any Borrower is a party or by which its property may be presently bound or encumbered, or (iv) result in or require the creation or imposition of any mortgage, lien, pledge, security interest, charge or other encumbrance in, upon or of any of the properties or assets of Borrower under any such indenture, instrument or other agreement, other than under any of the Security Instruments.

     4.03 Valid and Binding Obligations. This Agreement, the Note, the Security Instruments and the other Loan Documents, when duly executed and delivered, will be, as to each such instrument executed by Borrower, the legal, valid and binding obligations of and enforceable against Borrower in accordance with their respective terms (subject to any applicable bankruptcy, insolvency or other laws of general application affecting creditors' rights and judicial decisions interpreting any of the foregoing).

     4.04 Ownership of Borrowing Base Properties. Whittier Energy has Marketable Title to all of its Borrowing Base Properties free and clear of all liens, claims and encumbrances other than Permitted Encumbrances.

     4.05 Oil and Gas Leases. The Leases which constitute any part of the Borrowing Base Properties are in full force and effect, are valid, subsisting leases covering the entire estates to which they pertain and all rentals, royalties and other amounts due and payable in accordance with the terms of the Leases, overriding royalties, net profits or other production burdens have been duly paid or provided for; the obligations to be performed under the Leases have been duly performed; and Borrower is not aware of any default by any third party under any of the Leases with respect to such third party's obligations.

     4.06 Interest in the Borrowing Base Properties. With respect to each of the Borrowing Base Properties, the ownership of Whittier Energy in such property will, with respect to the wells, units and/or tracts of land described in
Schedule 1.01(a) hereto in connection with such property, (i) entitle Whittier Energy to receive (subject to the terms and provisions of this Agreement) a decimal share of the oil and gas produced from, or allocated to, such wells, units and/or tracts equal to not less than the decimal share set forth in
Schedule 1.01(a) in connection with such wells, units and/or tracts, and (ii) cause Whittier Energy to be obligated to bear a decimal share of the cost of exploration, development and operation of such wells, units and/or tracts of land not greater than the decimal share set forth in Schedule 1.01(a) in connection with such wells, units and/or tracts, unless any increase in Whittier Energy's share of costs is accompanied by a pro-rata increase in Whittier Energy's share of revenue. Except as set forth in the instrument and agreements, if any, more particularly described in Schedule 1.01(a), all such shares of production which Whittier Energy is entitled to receive, and shares of expenses which Whittier Energy is obligated to bear, are not subject to change, except for changes attributable to future elections by Whittier Energy not to participate in operations proposed pursuant to customary forms of applicable joint operating agreements, and except for changes attributable to changes in participating areas under any federal units wherein participating areas may be formed, enlarged or contracted in accordance with the rules and regulations of the applicable governmental authority.

     4.07 Oil and Gas Contracts. Borrower is not obligated, by virtue of any prepayment under any contract providing for the sale by Borrower of hydrocarbons which contains a "take-or-pay" clause or under any similar prepayment agreement or arrangement, including, without limitation, "gas balancing agreements", to deliver a material amount of hydrocarbons produced from the Borrowing Base Properties at some future time without then or thereafter receiving full payment therefor (i.e., in the case of oil, not in excess of sixty (60) days, and in the case of gas, not in excess of ninety (90) days). The Borrowing Base Properties are not subject to any contractual, or other arrangement for the sale of crude oil which cannot be canceled on ninety (90) days' (or less) notice, unless the price provided for therein is equal to or greater than the prevailing market price in the vicinity. The Borrowing Base Properties are not subject to any gas sales contract that contains any material terms which are not customary in the industry within the region in which the Borrowing Base Properties affected thereby are located. The Borrowing Base Properties are not subject to any regulatory refund obligation and no facts exist which might cause the same to be imposed.

     4.08 Producing Wells. All producing wells located on the Borrowing Base Properties have been, during all times that such were under the direction or control of Borrower and, to the knowledge of Borrower, at all other times, drilled, operated and produced in conformity in all material respects with all Applicable Laws, rules, regulations and orders of all regulatory authorities having jurisdiction, are subject to no penalties on account of past production, and are bottomed under and are producing from, and the well bores are wholly within, the Borrowing Base Properties or on Oil and Gas Properties which have been pooled, unitized or communitized with the Borrowing Base Properties.

     4.09 Purchasers of Production. The persons who are purchasing Whittier Energy's interests in oil and gas produced from the Borrowing Base Properties as of the calendar month during which the Loans are made hereunder are identified on Schedule 4.09 attached hereto.

     4.10 Scope and Accuracy of Financial Statements. All Financial Statements submitted and to be submitted to Bank hereunder are and will be complete and correct in all material respects; and do and will fairly reflect the financial condition and the results of the operations of Borrower in all material respects as of the dates and for the period stated therein (subject only to normal year-end audit adjustments with respect to such unaudited interim statements of Borrower); and no material adverse change has since occurred in the condition, financial or otherwise, of Borrower.

     4.11 Liabilities, Litigation and Restrictions. Except as disclosed in the Financial Statements, Borrower has no liabilities, direct or contingent, which may materially and adversely affect the business or assets of Borrower. Except as described on Schedule 4.11, there is no litigation or other action of any nature pending before any court, governmental instrumentality, regulatory authority or arbitral body or, to the knowledge of Borrower, threatened against or affecting Borrower, which might reasonably be expected to result in any material, adverse change in the business or assets of Borrower. No unusual or unduly burdensome restriction, restraint or hazard exists by contract, law, governmental regulation or otherwise relative to the business or material properties of Borrower other than such as relate generally to Persons engaged in the business activities conducted by Borrower.

     4.12 Margin Stock. None of the proceeds of the Loans will be used for the purpose of buying or carrying margin stock.

     4.13 Authorizations and Consents. No authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any governmental or public authority or any third party is required to authorize, or is otherwise required in connection with the valid execution and delivery by Borrower of this Agreement, the Note, and those of the Security Instruments to which it is a party or any instrument contemplated hereby, the repayment by Borrower of advances against the Note and interest and fees provided in the Note and this Agreement, or the performance by Borrower of its obligations under any of the foregoing.

     4.14 Compliance with Laws, Rules, Regulations and Orders. To the best of the knowledge and belief of Borrower, neither the business nor any of the activities of Borrower, as presently conducted, violates any law or any rule, regulation or directive of any applicable judicial, administrative or other governmental instrumentality (including, but not by way of limitation, any law or any rule, regulation or directive of any judicial, administrative or other governmental instrumentality relating to zoning, to any Environmental Law, to the stabilization of wages or prices or to the development, production, transportation or purchase or sale of oil, gas or other hydrocarbons) the result of which violation would have a material adverse effect on Borrower, and Borrower possesses all licenses, approvals, registrations, permits and other authorizations necessary to enable it to carry on its business in all material respects as now conducted, and all such licenses, approvals, registrations, permits and other authorizations are in full force and effect; and Borrower has no reason to believe that it will be unable to obtain the renewal of any such licenses, approvals, registrations, permits and other authorizations.

     4.15 Proper Filing of Tax Returns and Payment of Taxes Due. Borrower has duly and properly filed all United States Income Tax returns and all other tax returns which are required to be filed, and has paid all taxes due from Borrower pursuant to said returns or pursuant to any assessment received, except such taxes, if any, as are being contested in good faith and as to which adequate provisions and disclosures have been made; and the respective charges and reserves on the books of Borrower with respect to any taxes or other governmental charges are adequate.

     4.16 ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any plan; no notice of intent to terminate a plan has been filed, nor has any plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate a plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multi-employer plan; Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their plans and the present value of all vested benefits under each plan exceeds the fair market value of all plan assets allocable to such benefits, as determined on the most recent valuation date of the plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of Borrower or any ERISA Affiliate to the PBGC or the plan under Title IV of ERISA; and neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

     4.17 Investment Company Act Compliance. Borrower is not, nor is it directly or indirectly controlled by or acting on behalf of any person or entity which is, an investment company or an "affiliated person" of an investment company within the meaning of the Investment Company Act of 1940, as amended.

     4.18 Public Utility Holding Company Act Compliance. Borrower is not a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     4.19 Environmental Laws. To the best of the knowledge and belief of
Borrower:

          (a) no property of Borrower is currently on, or has ever been on, any federal or state list of superfund sites as listed on the Environmental Protection Agency National Priority List or any comparable state registries or list in any state of the United States (collectively "Superfund Sites");

          (b) no Hazardous Substances have in the past been generated, transported, and or disposed of, by Borrower at any Superfund Site;

          (c) except in accordance with a valid permit, license, certificate or approval of the relevant regulatory authority or governmental body, there has been no emission, spill, release, disposal or discharge of any Hazardous Substance into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or groundwater, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing any property of Borrower; and

          (d) no complaint, order, directive, claim, citation, notice of environmental report, notice of investigation or other notice by any regulatory authority or governmental body or any other Person with respect to (i) air emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any property of Borrower, (iii) solid or liquid waste disposal, (iv) the use, generation, storage, transportation or disposal of any Hazardous Substance, or (v) other environmental, health or safety matters affecting any property of Borrower, any improvements located thereon, or the business thereon conducted, has been received by Borrower, nor has Borrower been given oral or written notice thereof;

provided, however, that the representations and warranties set forth in subparagraphs (c) and (d) above shall apply only to events and conditions which either resulted in (i) a continuing lien or encumbrance on the property of Borrower or (ii) otherwise materially affect Borrower's use or operation of their respective property or Borrower's ability to repay the Indebtedness evidenced by the Note.

     4.20 Existing Indebtedness. The Indebtedness to be refinanced by Borrower with a portion of the Loan funds to be initially advanced pursuant to Section
2.01 is the Indebtedness described on Schedule 4.20 attached hereto ("Existing Indebtedness").

     4.21 Subsidiaries. As of the date of Closing, Whittier Operating is a wholly-owned Subsidiary of Whittier Energy, Whittier Energy owns no other Subsidiaries other than Whittier Operating and Whittier Operating owns no Subsidiaries.

     4.22 Investments. As of the date of Closing, Borrower (i) owns 173,625 shares and 543,850 shares of all the outstanding stock of PYR Energy Corporation, a Maryland corporation, ("PYR Energy") and Chaparral Resources, Inc., a Delaware corporation ("Chaparral"), respectively, (ii) such stock ownership constitutes 0.7% and 1.42% of the total outstanding issued shares of stock of PYR Energy and Chaparral, respectively, and (iii) no such shares of stock are subject to any liens, contingent or otherwise, and Borrower possesses and shall continue to possess full rights to pledge a security interest to Bank covering such stock and all rights related thereto.

     4.23 Hedge Transactions. As of the Closing, all Hedge Transactions to which Borrower is a party are described on Schedule 4.23 attached hereto and Borrower has provided true and accurate copies of all such Hedge Transactions to Bank prior to Closing.

                        ARTICLE V. AFFIRMATIVE COVENANTS

     Borrower covenants, so long as any Indebtedness of Borrower to Bank remains unpaid under this Agreement or Bank remains obligated to make advances hereunder, to:

     5.01 Use of Funds. Use the proceeds advanced under the Loan solely for the purposes described on Schedule 5.01 attached hereto, and furnish Bank such evidence as it may reasonably require with respect to such use.

     5.02 Maintenance and Access to Records. Keep adequate records in accordance with good accounting practices, of all of Borrower's transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined and, at Bank's reasonable request, make all financial records and records relating to the Borrowing Base Properties available for Bank's inspection and permit Bank to make and take away copies thereof for Bank's internal use only and subject to such confidentiality agreements as Borrower may reasonably require.

     5.03 Quarterly Financial Statements of Borrower. Deliver to Bank, on or before the sixtieth (60th) day after the end of each of the calendar quarters of each fiscal year, beginning with the quarter ending June 30, 2002, unaudited Financial Statements of Borrower as at the end of such period and from the beginning of such fiscal year to the end of the respective period, as applicable, which Financial Statements shall be certified by the president, vice president or chief financial officer of Borrower as being true and correct, subject to changes resulting from year-end audit adjustments.

     5.04 Annual Financial Statements of Borrower. Deliver to Bank, on or before the one hundred twentieth (120th) day after the close of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2002, annual audited Financial Statements of Borrower for such fiscal year.

     5.05 Quarterly Compliance Certificates. Deliver to Bank a Compliance
Certificate: (a) at the time of Borrower's execution of this Agreement, and (b) at the time of delivery of each of the Financial Statements pursuant to Sections
5.03 (with respect to the first three calendar quarters of each fiscal year) and
5.04 above.

     5.06 Statement of Material Adverse Change in Condition. Deliver to Bank, promptly upon any officer of the Borrower having knowledge of any material adverse change in the condition, financial or otherwise, of Borrower (or any event or circumstance that would result in any such material adverse change in condition including, but not limited to, litigation and changes in business), a statement of an officer of Borrower, setting forth the change in condition or event or circumstance likely to result in any such change and the steps being taken by Borrower or the applicable Subsidiary with respect to such change in condition or event or circumstance.

     5.07 Additional Information. Furnish to Bank, promptly upon Bank's reasonable request, such additional financial or other information concerning the assets, liabilities, operations, and transactions of Borrower in Borrower's possession or to which it has access, including, without limitation, information concerning the Borrowing Base Properties.

     5.08 Compliance with Laws and Payment of Assessments and Charges. Comply with all applicable statutes and government regulations, including, without limitation, ERISA, and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent, its share of all costs and expenses incurred under any joint operating agreement, and other obligations which, if unpaid, might become a lien against its property, except any of the foregoing being contested in good faith and as to which satisfactory accruals have been provided and unless failure to comply or pay would not have a material adverse effect on the assets of Borrower and its Subsidiaries (taken as a whole).

     5.09 Maintenance of Existence and Good Standing. Maintain Borrower's Business Entity existence and good standing in the jurisdiction of its formation, and in all jurisdictions wherein the property now owned or hereafter acquired or business now or hereafter conducted necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a material adverse effect on Borrower.

     5.10 Further Assurances. Promptly cure any defects in the execution and delivery of this Agreement, the Note, the Security Instruments or any other instrument referred to herein or executed in connection with the Note, and upon notice, immediately execute and deliver to Bank, all such other and further instruments as may be reasonably required by Bank from time to time in compliance with the covenants and agreements made in this Agreement.

     5.11 Initial Expenses of Bank. Pay all fees and expenses of special legal counsel for Bank, incurred in connection with the negotiation and preparation of this Agreement, the Note, the Security Instruments or any other instrument referred to herein or executed in connection with the Note, the satisfaction of the conditions precedent set forth in Article III of this Agreement and the consummation of the transactions contemplated in this Agreement.

     5.12 Subsequent Expenses of Bank. Upon request, promptly reimburse Bank for all reasonable amounts expended, advanced or incurred by Bank to collect the Note or to enforce the rights of Bank under this Agreement, the Note, the Security Instruments or any other instrument referred to herein or executed in connection with the Note, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to Borrower by Bank and which amounts will include, but not be limited to, (a) all court costs, (b) attorneys' fees,
(c) fees of auditors and accountants, (d) investigation expenses, (e) internal fees of Bank's in-house legal counsel, (f) fees and expenses incurred in connection with Bank's participation as a member of the creditors' committee in a case commenced under Title 11 of the United States Code or other similar law of the United States, the State of Texas or any other jurisdiction, (g) fees and expenses incurred in connection with lifting the automatic stay prescribed in ss.ss.362 Title 11 of the United States Code, and (h) fees and expenses incurred in connection with any action pursuant to ss.ss.1129 Title 11 of the United States Code, incurred by Bank in connection with the collection of any sums due under this Agreement, together with interest at the Floating Rate per annum, calculated on a basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, on each such amount from the date of notification to Borrower that the same was expended, advanced or incurred by Bank until the date it is repaid to Bank, with the obligations under this Section 5.12, surviving the non-assumption of this Agreement in a case commenced under Title 11 of the United States Code or other similar law of the United States, the State of Texas or any other jurisdiction and being binding upon Borrower or a trustee, receiver or liquidator of any such party appointed in any such case.

     5.13 Maintenance of Tangible Property. Maintain all of Borrower's tangible property in good repair and condition and make all necessary replacements thereof and operate such property in a good and workmanlike manner in accordance with standard industry practices, unless the failure to do so would not have a material adverse effect on Borrower or the value of the Borrowing Base Properties.

     5.14 Maintenance of Insurance. Continue to maintain, or cause to be maintained, insurance with respect to the properties and business of Borrower against such liabilities, casualties, risks and contingencies and in such amounts as is customary in the industry, in an amount and form, and underwritten by an insurer or insurers, as are acceptable to Bank in its sole discretion, and furnish to Bank, at the execution of this Agreement and annually thereafter, certificates evidencing such insurance.

     5.15 Inspection of Tangible Assets/Right of Audit. Permit (or cause to be permitted) any authorized representative of Bank, to visit and inspect (at the risk of Bank and/or such representative but otherwise at Borrower's expense) any tangible asset of Borrower, and/or to audit the books and records of Borrower during normal business hours.

     5.16 Payment of Note and Performance of Obligations. As to Borrower, pay the Note according to the reading, tenor and effect thereof, as modified hereby, and do and perform every act and discharge all of the Obligations provided to be performed and discharged hereunder.

     5.17 ERISA Reports. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which Borrower files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and promptly after Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any plan or that the PBGC or Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any plan, Borrower will deliver to Bank a certificate of the controller of Borrower setting forth details as to such Reportable Event or Prohibited Transaction or plan termination and the action Borrower proposes to take with respect thereto.

     5.18 Compliance with Laws. Comply in all material respects with any and all material requirements of law, including, without limitation, Environmental Laws,
(a) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Borrowing Base Properties or any other property of Borrower, or (b) required for the performance or conduct of its operations, including, without limitation, all permits, licenses, registrations, approvals and authorizations, and, in this regard, comply fully and in a timely manner with, and cause all employees, crew members, agents, contractors, subcontractors and future lessees (pursuant to appropriate lease provisions) of Borrower while such Persons are acting within the scope of their relationship with Borrower, to so comply with, all requirements of law, including, without limitation, Environmental Laws, and other requirements with respect to the property of Borrower and the operation thereof necessary or appropriate to enable Borrower to fulfill its obligations under all requirements of law, including, without limitation, Environmental Laws, applicable to the use, generation, handling, storage, treatment, transport and disposal of any Hazardous Substances now or hereafter located or present on or under any such property.

     5.19 Hazardous Substances Indemnification. Indemnify and hold Bank harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses), arising directly or indirectly, in whole or in part, out of (a) the presence of any Hazardous Substances on, under or from its property, whether prior to or during the term hereof, or (b) any activity carried on or undertaken on or off its property, whether prior to or during the term hereof, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third Persons at any time occupying or present on such property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation or disposal of any Hazardous Substances at any time located or present on or under such property; with the foregoing indemnity further applying to any residual contamination on or under the property of Borrower, or any property of any other Person, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances, irrespective of whether any of such activities were or will be undertaken in accordance with applicable requirements of law, including, without limitation, Environmental Laws, and surviving satisfaction of all Indebtedness of Borrower to Bank and the termination of this Agreement, provided, further, that the claims and other actions of any kind against Bank which give rise to such indemnity are not barred by the applicable statute of limitations at the time such claims or actions are instituted and such indemnity shall not extend to any act or omission by Bank or any Affiliate of Bank or any of Bank's employees or agents with respect to the relevant property subsequent to Bank becoming the owner of, taking possession of to the exclusion of Borrower or assuming operations of any property previously owned by Borrower and with respect to which property such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement arises subsequent to the acquisition of title thereto, taking possession thereof or assumption of operations thereon by Bank or any Affiliate of Bank or any of Bank's employees or agents. Notwithstanding anything herein to the contrary, the provisions of this Section 5.19 shall survive any termination of this Agreement and shall survive the payment and performance in full of all Obligations owed by Borrower to Bank. The amount of any loss for which indemnification is provided under this Agreement shall be net of (i) any tax benefit (such as a deduction, credit or deferral) actually realized by the Bank from any loss, (ii) any amounts recovered by the Bank pursuant to any indemnification by or indemnification agreement with any third party (net of all unreimbursed costs and expenses incurred in achieving such recovery), and (iii) any insurance proceeds or other cash receipts or reimbursement received by the Bank from any third party as an offset against such loss.

     5.20 Operating Accounts. Maintain all principal operating accounts of Borrower with Bank.

     5.21 Changes in Management. Provide written notice to Bank promptly upon the occurrence of any change in the Persons who serve as directors, managers or officers of Borrower and/or of the director, manager and/or officer position(s) held by any of such Persons.

     5.22 Proceeds from Hedging Transactions. Following the occurrence and during the continuation of any Unmatured Event of Default relating to Borrower's obligations under Section 2.06 or any Event of Default, promptly deliver to Bank one hundred percent (100%) of all proceeds received by Borrower or, if not received, cause to be delivered to Bank all proceeds which Borrower is entitled to receive arising from the early termination of any Hedging Transaction, such proceeds to be applied against the outstanding balance owing on the Note.

     5.23 Production Reports. Deliver to Bank, on or before the sixtieth (60th) day after the end of each calendar quarter, a quarterly report of oil, gas and liquids production volumes by major field and the total production of all fields during such calendar quarter, lease operating expenses by major field and total lease operating expenses of all fields during such calendar quarter, and production taxes (on a combined basis) attributable to the oil, gas and liquids production during such calendar quarter. Unless and until Bank requests otherwise in writing, Borrower may satisfy its obligations under this Section by submitting to Bank for each relevant period the form of lease operating statement routinely maintained by Borrower with respect to its operations on and production from the Borrowing Base Properties, but following written request from Bank, Borrower shall modify or supplement such report(s) as necessary to provide any related information desired by the Bank.

     5.24 Hedging Transaction Reports. For each Hedging Transaction to which Borrower is a party, if any, deliver to Bank, (i) on or before the fifth (5th) day after entering into any such Hedging Transaction or entering into any amendment or cancellation of any such Hedging Transaction copies of all documents relating to such Hedging Transaction, amendment or cancellation thereof, and (ii) on or before the sixtieth (60th) day after the end of each calendar month, a detailed report setting out Borrower's position as of the end of such calendar month including, but not limited to, Borrower's settlement payments and receipts during such calendar month and settlement payables and receivables as of the end of such calendar month.

     5.25 Aged Accounts Reports. Deliver to Bank, on or before the sixtieth
(60th) day after the end of each calendar quarter, a detailed aging accounts receivable report and a detailed aging accounts payable report effective as of the end of such calendar quarter in accordance with the invoice dates of such accounts payable, such report to include, but not be limited to, unpaid royalty obligations and amounts owed to operators, including contract operators, all such reports to be prepared in accordance with GAAP.

     5.26 Payment of Contract Operators. Pay, within thirty (30) days after the receipt of any billings or sooner if so required by the terms of any applicable operating agreement, all fees, expenses and charges due from Borrower to operators and/or contract operators (as such terms are generally understood in the oil and gas industry) for operations provided by operators and/or contract operators relating to the Borrowing Base Properties, except any such fees that are diligently being contested in good faith by appropriate proceedings.

     5.27 Payment of Royalties. Pay, within sixty (60) days after the last day of each calendar month or sooner if so required by any applicable lease or statute, all royalties, overriding royalties, production payments or other payments payable by Borrower to the owners of such interests in the Borrowing Base Properties and any other Oil and Gas Properties owned by Borrower with respect to oil and gas produced during such calendar month, unless Borrower has created and maintains a suspense account for separate accounting of any such payments that are payable but not yet due under the terms of the applicable lease and applicable laws. Any such payments made into such suspense account shall be accounted for in accordance with all applicable laws of the state in which the Borrowing Base Properties or any other Oil and Gas Properties owned by Borrower to which such payment relates are located.

     5.28 Tangible Net Worth Requirements. Borrower shall maintain a total Tangible Net Worth of not less than $4,900,000.00, plus: (a) fifty percent (50%) of net income (excluding losses) of Borrower commencing with the quarter ending September 30, 2002, and (b) one hundred percent (100%) of any increases in shareholders' equity resulting from the sale or issuance of equity interests in Borrower commencing with the quarter ending September 30, 2002.

     5.29 EBITDAX to Interest Expense Ratio. Borrower will maintain (calculated in accordance with GAAP) a ratio of quarterly EBITDAX to quarterly Interest Expense of not less than 3.00. Compliance with this covenant shall begin with the quarter ending September 30, 2002. For the purposes of calculating this ratio:

          (a) "EBITDAX" shall be defined as the sum of net income before interest expenses, taxes, depreciation, depletion, amortization, exploration costs and other non-cash expenses less non-cash income of Borrower and less any capitalized expenses, and

          (b) "Interest Expense" shall be defined as the sum of all cash interest amounts (including any capitalized interest payments) required to be paid by Borrower during such quarter on all of its Indebtedness including, but not limited to, the Indebtedness evidenced by the Note.

     5.30 Current Ratio. Borrower shall maintain a ratio of Current Assets to Current Liabilities (each defined in accordance with GAAP) of at least one-to-one, determined quarterly beginning with the quarter ending June 30, 2002. For purposes of this ratio, Current Assets shall include unused availability under the Revolving Commitment but shall exclude assets accounted for in accordance with Financial Accounting Standards 133 under GAAP and Current Liabilities shall exclude current maturities of the Loans and any liabilities accounted for in accordance with Financial Accounting Standards 133 under GAAP.

     5.31 Additional Collateral. If, within 90 days of Closing, Borrower has not added Oil and Gas Properties satisfactory to Bank in its discretion to the Borrowing Base Properties with a PW9 of at least $1,000,000, Borrower shall grant Bank a first priority security interest in all of Borrower's stock ownership in PYR Energy and Chaparral as described in Section 4.23 above and Borrower shall execute and deliver any and all Loan Documents requested by Bank in connection therewith.

     5.32 East Hamel Borrowing Base Properties. Within 60 days of Closing, Borrower shall provide to Bank satisfactory evidence, in Bank's sole discretion, that Whittier Energy has been unconditionally conveyed the interests in the Borrowing Base Properties described on Schedule 1,01(a) as the East Hamel properties.

                         ARTICLE VI. NEGATIVE COVENANTS

     Without the prior written consent of Bank and so long as any part of the principal or interest on the Note shall remain unpaid or Bank remains obligated to make advances hereunder, Borrower and its Subsidiaries will not:

     6.01 Loans, Advances, or Investments. Make or agree to make or allow to remain outstanding any loans or advances to any Person, including Affiliates of Borrower, or make Investments in or purchase or otherwise acquire all or substantially all of the assets of any Person, or any shares of stock of, or similar interest in, any Person, in amounts which exceed $150,000 in the aggregate for any and all of the foregoing, except (i) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business, (ii) advances made by Borrower in its capacity as operator of oil, gas and other mineral properties for the benefit of the working interest owners pursuant to standard industry practices and (iii) Whittier Energy's Investment in those certain Persons described on Schedule 6.01 attached hereto.

     6.02 Mortgages or Pledges of Assets. Create, incur, assume or permit to exist, any mortgage, pledge, security interest, lien or encumbrance on any of its properties or assets (now owned or hereafter acquired) including, without limitation, the collateral covered by the Security Instruments, and Borrower's stock in PYR Energy or Chapparal, except that the foregoing restrictions shall not apply to any matters that would constitute or result in Permitted Encumbrances.

     6.03 Nature of Business. Make or allow to occur any material change in the character of its business as conducted as of the date hereof.

     6.04 Sales of Assets. Except as specifically provided for herein, sell, lease, assign, transfer or otherwise dispose of, in one or any series of related transactions, all or any part of its assets, if such transfer is material to Borrower's operations, nor enter into any arrangement, directly or indirectly, with any Person to sell and rent or lease back such assets or any part thereof which are intended to be used for substantially the same purpose or purposes as the assets sold or transferred, provided that if any such transaction occurs or the proceeds thereof are received by Borrower at any time when a Loan Excess exists, all such proceeds shall immediately be paid to Bank, not to exceed the amount necessary to repay such Loan Excess. Upon request of Borrower, so long as no Event of Default or Unmatured Event of Default exists, Bank shall consent to the sale of assets having a value not to exceed 10% of the net present value of the Borrowing Base Properties' then current value, as determined by the Bank in its sole discretion, provided, however, that the Borrowing Base shall be reduced accordingly, and, if any such reduction creates a Loan Excess, the proceeds of such sale shall be applied to eliminate any such Loan Excess.

     6.05 Payment of Accounts Payable. Allow any account payable to remain unpaid after its due date, except such as are overdue and being contested in good faith, and as to which adequate provision or accrual has been made.

     6.06 Cancellation of Insurance. Allow any insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal thereof.

     6.07 Changes in Business Structure. Consolidate or merge with any corporation, firm, association or enterprise, or allow any such entity to be merged into Borrower, unless Borrower is the surviving entity of such merger, nor shall Borrower dissolve or liquidate.

     6.08 Creation of New Subsidiaries. Form any new Subsidiaries without the prior written consent of Bank.

     6.09 Management and Shareholder Control. Cause or permit the Whittier Family Group to owns less than fifty-one percent (51%) of the total equity or the voting stock of either Whittier Energy or Whittier Operating.

     6.10 Transactions with Affiliates. Enter into any transaction between or among Borrower and any of its Affiliate(s) on terms that are less favorable than could be obtained in an arms-length transaction with a Person that is not an Affiliate.

     6.11 Hedging Transactions. (a) Enter into any Hedging Transaction except for Hedging Transactions that are: (i) based on monthly notional volumes that do not exceed, in the aggregate, eighty percent (80%) of Borrower's share of production attributable to Proved Developed Producing Reserves for such month as estimated and utilized by Bank in its most recent reevaluation of the Borrowing Base, (ii) based on "strike prices" that are equal to or greater than the prices utilized by Bank in its most recent reevaluation of the Borrowing Base, (iii) with a counterparty that has been rated by Standard & Poor's Ratings Group or Moody's Investors Services, Inc. as investment grade or otherwise has been approved in writing by Bank, and (iv) subject to a security interest granted by Borrower to Bank pursuant to Security Instruments acceptable to Bank, in its discretion, or (b) terminate, cash out or otherwise extinguish any material portion of Borrower's then existing Hedge Transactions.

     6.12 Dividends and Distributions. Declare or pay any dividend from Borrower or make any distribution on, or purchase, redeem or otherwise acquire for value, any interest in Borrower.

     6.13 Other Indebtedness. Incur, create, assume or suffer to exist any Indebtedness, whether by way of loan or the issuance of sale of securities except (a) Loans hereunder, (b) loans by Bank under other credit arrangements,
(c) Indebtedness owed to Bank by any Affiliates of Borrower and (d) unsecured accounts payable incurred in the ordinary course of business which are not overdue, or if overdue, are being contested in good faith by appropriate proceedings.

                         ARTICLE VII. EVENTS OF DEFAULT

     7.01 Enumeration of Events of Default. Any of the following events shall be considered an Event of Default as that term is used herein:

          (a) Default shall be made by Borrower in the payment of any installment of principal on the Note;

          (b) Default shall be made by Borrower in the payment of any installment of interest on the Note, or any fees or other monetary obligation payable hereunder, and such default shall remain unremedied in excess of five (5) days after notice being given by Bank;

          (c) Default shall be made by Borrower in the due observance or performance of any affirmative covenant required in this Agreement, the Note, or the Security Instruments, and such default shall remain unremedied for in excess of thirty (30) days after the earlier of: (i) such default becoming known to Borrower, or (ii) notice being given by Bank;

          (d) Default shall be made by Borrower in the due observance or performance of any negative covenant required in this Agreement, the Note, or the Security Instruments;

          (e) Any representation or warranty herein made by Borrower proves to have been untrue in any respect material to Borrower, or any representation, statement (including Financial Statements), certificate or data furnished or made by Borrower to Bank in connection herewith proves to have been untrue in any respect material to Borrower as of the date the facts therein set forth were stated or certified;

          (f) Default shall be made by Borrower (as principal or guarantor or other surety) in payment or performance of any bond, debenture, note or other evidence of Indebtedness for borrowed money, or any other credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing in excess of $100,000 in the aggregate; and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto, with the effect of accelerating the maturity of any such Indebtedness;

          (g) Borrower applies for or consents to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, or
     (ii) files a voluntary petition commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief or other similar law of the United States, the State of Texas or any other jurisdiction, or (iii) makes a general assignment for the benefit of creditors, or (iv) is unable, or admits in writing its inability to pay its debts generally as they become due, or (v) files an answer admitting the material allegations of a petition filed against it in any case commenced under Title 11 of the United States Code or any reorganization, insolvency, conservatorship or similar proceeding under any bankruptcy, insolvency, debtor's relief or other similar law of the United States, the State of Texas or any other jurisdiction;

          (h) An order, judgment or decree shall be entered against Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief under Title 11 of the United States Code or under any bankruptcy, insolvency, debtor's relief or other similar law of the United States, the State of Texas or any other jurisdiction, approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets, and the failure to have such order, judgment or decree dismissed within thirty (30) days of its entry; or

          (i) Borrower has concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them; or has made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or has made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or has suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof.

     7.02 Rights Upon Default. Upon the happening of an Event of Default specified in Subsections 7.01(g) or (h), the entire aggregate principal amount of all Indebtedness then outstanding hereunder and the interest accrued thereon shall automatically become immediately due and payable, and upon the happening and continuation of any other Event of Default, Bank may declare the entire aggregate principal amount of all Indebtedness then outstanding hereunder and the interest accrued thereon immediately due and payable. In either case, the entire principal and interest shall thereupon become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate maturity or notice of acceleration of maturity) and without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, except as provided to the contrary elsewhere herein, all of which are hereby expressly waived by Borrower.

     7.03 Rights Upon Unmatured Event of Default. At any time that there exists an Unmatured Event of Default, any obligation of the Bank hereunder to make advances to or for the benefit of the Borrower shall be suspended unless and until the Bank shall reinstate the same in writing, the Unmatured Event of Default shall have been waived by the Bank or the relevant Unmatured Event of Default shall have been remedied prior to the ripening into an Event of Default.

     Upon the happening and continuation of any Event of Default, all obligations (if any) of Bank hereunder shall immediately cease and terminate unless and until Bank shall reinstate the same in writing.

                           ARTICLE VIII. MISCELLANEOUS

     8.01 Security Interests in Deposits and Right of Offset or Banker's Lien. Borrower hereby transfers, assigns and pledges to Bank and/or grants to Bank a security interest (as security for the payment and/or performance of the obligations of Borrower under this Agreement and the Note, with such interest of Bank to be retransferred, reassigned and/or released by Bank at the expense of Borrower upon payment in full and/or complete performance by Borrower of all such obligations) and the right, exercisable at such time as any obligation hereunder shall mature, whether by acceleration of maturity or otherwise of offset or banker's lien against all funds or other property of Borrower now or hereafter or from time to time on deposit with or in the possession of Bank, including, without limitation, all certificates of deposit and other depository accounts.

     8.02 Survival of Representations, Warranties and Covenants. All representations and warranties of Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Note and this Agreement and shall remain in force and effect so long as any debt is outstanding under the Note, or any renewal or extension of this Agreement or the Note, or Bank remains obligated to make advances hereunder.

     8.03 Notices and Other Communications. Notices, requests and communications hereunder shall be in writing and shall be sufficient in all respects if delivered to the relevant address indicated below (including delivery by registered or certified United States mail, telex, telegram or hand):

          (a) If to Bank:

              COMPASS BANK
              24 Greenway Plaza, Suite 1400A
              Houston, Texas 77046
              Attention:  Energy Banking
              Fax:  (713) 968-8292

          (b) If to Borrower:

              WHITTIER ENERGY COMPANY
              7770 El Camino Real
              Carlsbad, California 92009
              Attention: Mr. Bryce W. Rhodes
              Fax: (760) 943-3938

     Any party may, by proper written notice hereunder to the other, change the individuals or addresses to which such notices to it shall thereafter be sent.

     8.04 Renewals and Extensions. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension, amendment, modification or rearrangement of any part of the Indebtedness originally represented by the Note.

     8.05 No Waiver by Bank. No course of dealing on the part of Bank, its officers or employees, nor any failure or delay by Bank with respect to exercising any of its rights, powers or privileges under this Agreement, the Note, the Security Instruments or any other instrument referred to herein or executed in connection with the Note shall operate as a waiver thereof. The rights and remedies of Bank under this Agreement, the Note, the Security Instruments or any other instrument referred to herein or executed in connection with the Note shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. In the event that Borrower is unable to satisfy any covenant, warranty or condition herein, no advance of loan proceeds by Bank shall have the effect of precluding Bank from thereafter declaring any such continuing inability to be an Event of Default as hereinabove provided.

     8.06 INDEMNIFICATION. BORROWER HEREBY RELEASES AND AGREES TO INDEMNIFY AND HOLD BANK AND ITS OFFICERS, EMPLOYEES, DIRECTORS, AGENTS AND ATTORNEYS (COLLECTIVELY THE "BANK PARTIES") HARMLESS, FROM AND AGAINST ALL CLAIMS, DAMAGES, LIABILITIES AND EXPENSES, KNOWN OR UNKNOWN, ACCRUED AND UNACCRUED, INCLUDING ANY OF THE FOREGOING ALLEGED TO HAVE RESULTED FROM NEGLIGENCE OF ANY OF THE BANK PARTIES, UNLESS ATTRIBUTABLE TO BANK PARTIES' OWN GROSS NEGLIGENCE OR WILFUL MISCONDUCT, THAT MAY NOW OR HEREAFTER BE ASSERTED AGAINST ANY OF BANK PARTIES IN CONNECTION WITH OR ARISING OUT OF ANY INVESTIGATION, LITIGATION OR PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     8.07 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     8.08 Incorporation of Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement are incorporated herein for all purposes and shall be considered a part of this Agreement.

     8.09 Survival Upon Unenforceability. In the event any one or more of the provisions contained in this Agreement, the Note, the Security Instruments or in any other instrument referred to herein or executed in connection with the Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof or of any other instrument referred to herein or executed in connection herewith.

     8.10 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of Bank and Borrower and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms or be entitled to assume that Bank will refuse to make advances in the absence of strict compliance with any or all thereof and any or all of such provisions may be freely waived in whole or in part by Bank at any time if in its sole discretion it deems it advisable to do so.

     8.11 Amendments or Modifications of this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     8.12 Agreement Construed as an Entirety. This Agreement, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties and other legal relations of the parties hereto shall be determined from this Agreement as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to said Articles or Sections.

     8.13 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

     8.14 AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS. THIS AGREEMENT, TOGETHER WITH THE NOTE, THE SECURITY INSTRUMENTS, AND ALL OTHER INSTRUMENTS EXECUTED PURSUANT HERETO, REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     8.15 Hedging Transactions. Borrower agrees that promptly upon Bank's request at or after the execution of this Agreement, Borrower shall execute and deliver to Bank the ISDA Master Agreement. The existence of the ISDA Master Agreement or any other master agreement between Borrower and Bank relating to Hedging Transactions shall not obligate Bank or Borrower to enter into any particular Hedging Transaction. Borrower agrees that each request by Borrower to enter into a Hedging Transaction to be governed by any such master agreement between Borrower and Bank shall be underwritten separately by Bank according to its then-existing criteria for Hedging Transactions, and each request by Borrower to enter into a Hedging Transaction shall be subject to separate approval by Bank. If the Obligations are paid in full and this Agreement is terminated, the Bank shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and reassignment prepared at the expense of Borrower as may be appropriate in order to release all Liens and security interests created by the Security Instruments, provided, however, that in lieu of paying off any such Obligations arising under any Hedging Transaction with the Bank, the Borrower may provide substitute credit support acceptable to Bank in the form of a letter of credit or cash or cash equivalents in any amount equal to 110% of the then current exposure under such Hedging Transaction.

     8.16 Controlling Provision Upon Conflict. In the event of a conflict between the provisions of this Agreement and those of the Note, the Security Instruments or any other instrument referred to herein or executed in connection with the Note, the provisions of this Agreement shall control.

     8.17 Time, Place and Method of Payments. All payments required pursuant to this Agreement or the Note shall be made in immediately available funds; shall be deemed received by Bank on the next Business Day following receipt if such receipt is after 3:00 p.m., on any Business Day, and shall be made at the principal banking quarters of Bank as specified in the Note.

     8.18 Counterpart Execution. This Agreement may be executed as one instrument signed by all parties or in separate counterparts hereof, each of which counterparts shall be considered an original and all of which shall be deemed to be one instrument, and any signed counterpart shall be deemed delivered by and binding upon the party signing it if either the original signed counterpart is delivered to any other party hereto or if a copy thereof is sent to any other party hereto by electronic facsimile transmission.

     8.19 Continuing Security. This Agreement and the Note amend and restate, in their entirety, the Equiva Credit Agreement and the Equiva Note, respectively, provided that the Security Instruments, as defined in the Equiva Credit Agreement, shall continue to secure the Obligations hereunder, as such Security Documents and all rights thereunder are assigned by Equiva to Bank pursuant to the Assignment of Note, Liens and Security Interests.

                            [Signature page follows]

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                           BORROWER:
                                           ---------

                                           WHITTIER OPERATING, INC.,
                                           a Texas corporation

                                           By:
                                           -------------------------------------
                                           Bryce W. Rhodes
                                           Vice President


                                           WHITTIER ENERGY COMPANY,
                                           a Nevada corporation

                                           By:
                                           -------------------------------------
                                           Bryce W. Rhodes
                                           Vice President


                                           BANK:
                                           -----

                                           COMPASS BANK

                                           By:
                                           -------------------------------------
                                           Kathleen J. Bowen
                                           Vice President

                                Schedule 1.01(a)
                                ----------------

                            Borrowing Base Properties
                            -------------------------

This Schedule 1.01(a) sets forth the description of the Borrowing Base Properties covered by the Agreement to which this Schedule 1.01(a) is attached. All of the terms defined in the Agreement are used in this Schedule 1.01(a) with the same meanings given therein.

The Borrowing Base Properties include:

     (a) All of Borrower's right, title and interest in and to the oil, gas and mineral leases described herein and/or lands described in and subject to such oil, gas and mineral leases (regardless, as to such leases and/or lands, of any surface acreage and/or depth limitations set forth in any description of any of such oil, gas and mineral leases), and all of Borrower's right, title and interest in and to any of the oil, gas and minerals in, on or under the lands, if any, described on this Schedule 1.01(a), including, without limitation, all contractual rights, fee interests, leasehold interests, overriding royalty interests, non-participating royalty interests, mineral interests, production payments, net profits interests, or any other interest measured by or payable out of production of oil, gas or other minerals from the oil, gas and mineral leases and/or lands described herein; and

     (b) All of the foregoing interests of Borrower as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances together with Borrower's interests in, to and under or derived from all renewals and extensions of any oil, gas and mineral leases described herein, it being specifically intended hereby that any new oil and gas lease (i) in which an interest is acquired by Borrower after the termination or expiration of any oil and gas lease, the interests of Borrower in, to and under or derived from which are subject to the lien and security interest hereof, and
(ii) that covers all or any part of the property described in and covered by such terminated or expired leases, shall, to the extent, and only to the extent such new oil and gas lease may cover such property, be considered a renewal or extension of such terminated or expired lease; and

     (c) All right, title and interest of Borrower in, to and under or derived from any operating, farmout, and bidding agreements, assignments and subleases, whether or not described in this Schedule 1.01(a), to the extent, and only to the extent, that such agreements, assignments and subleases (i) cover or include any of Borrower's present right, title and interest in and to the leases and/or lands described in this Schedule 1.01(a), or (ii) cover or include any other undivided interests now or hereafter held by Borrower in, to and under the described leases and/or lands, including, without limitation, any future operating, farmout and bidding agreements, assignments, subleases and pooling, unitization and communitization agreements and the units created thereby (including, without limitation all units formed under orders, regulations, rules or other official acts of any governmental body or agency having jurisdiction) to the extent and only to the extent that such agreements, assignments, subleases, or units cover or include the described leases and/or lands; and

     (d) All right, title, and interest of Borrower in, to and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas and gas sales, exchange, and processing contracts and agreements including, without limitation, those contracts and agreements that are described on this Schedule 1.01(a) to the extent, and only to the extent, those contracts and agreements cover or include the described leases and/or lands herein; and

     (e) All right, title and interest of Borrower in, to and under or derived from all existing and future permits, licenses, easements and similar rights and privileges that relate to or are appurtenant to any of the described leases and/or lands.

     Notwithstanding the intention of this Agreement to cover all of the right, title and interest of Borrower in and to the described leases and/or lands, Borrower hereby specifically warrants and represents that the interests covered by this Schedule 1.01(a) are not greater than the working interest nor less than the net revenue interest, overriding royalty interest, net profit interest, production payment interest or other interest payable out of or measured by production set forth in connection with each oil and gas well described in this
Schedule 1.01(a). In the event Borrower owns any other or greater interest, such additional interest shall also be covered by and included in this Agreement. The designation "Working Interest" or "W.I." means an interest owned in an oil, gas, and mineral lease that determines the cost bearing percentage of the owner of such interest. The designation "Net Revenue Interest" or "NRI" means net revenue interest, or that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens, or other burdens on production, except severance, production, windfall profits and other similar taxes. The designation "Overriding Royalty Interest" or "ORRI" means an interest in production which is free of any obligation for the expense of exploration, development and production, bearing only its pro rata share of severance, production, windfall profits and other similar taxes.

                              PROPERTY DESCRIPTION

                                  Subject Wells
                                  -------------

                                 Subject Leases
                                 --------------





                                    PART TWO


                                  Subject Wells
                                  -------------

                                 Subject Leases
                                 --------------

                                  Schedule 4.09
                                  -------------

                            Purchasers of Production
                            ------------------------

                                  Schedule 4.11
                                  -------------

                                   Litigation
                                   ----------

                                  Schedule 4.20
                                  -------------

                              Existing Indebtedness
                              ---------------------

1.   Equiva Credit Agreement and Equiva Note

                                  Schedule 4.23
                                  -------------

                           Existing Hedge Transactions
                           ---------------------------



                              [See following pages]

                                  Schedule 5.01
                                  -------------

                                  Use of Funds
                                  ------------


The funds advanced by Bank pursuant to this Agreement shall be advanced by Bank to Equiva for Bank's acquisition of the Existing Indebtedness described on
Schedule 4.20 hereof owed by Borrower to Equiva pursuant to the Assignment of Note, Liens and Security Interests and the remainder of funds shall be advanced to Borrower solely for acquiring Oil and Gas Properties with Proved Reserves, conducting developmental drilling and for other general corporate purposes.

                                  Schedule 6.01
                                  -------------

                                   Investments
                                   -----------

                                  Schedule 6.09
                                  -------------

            Whittier Family Group and Ownership Interest in Borrower
            --------------------------------------------------------

                                   EXHIBIT "A"

                             REDUCING REVOLVING NOTE
                             -----------------------


$15,000,000.00                    Houston, Texas                   July 17, 2002


     On the dates hereinafter prescribed, for value received, WHITTIER ENERGY COMPANY, a Nevada corporation, and WHITTIER OPERATING, INC., a Texas corporation (collectively, "Borrower"), having an address at 7770 El Camino Real, Carlsbad, California 92009, promises to pay to the order of COMPASS BANK (herein called "Bank"), at its principal offices at 24 Greenway Plaza, Suite 1400A, Houston, Harris County, Texas 77046, (i) the principal amount of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or the principal amount advanced pursuant to the terms of the Credit Agreement (defined herein) as of the date of maturity hereof, whether by acceleration or otherwise, whichever may be the lesser, and
(ii) interest on the principal balance from time to time advanced and remaining unpaid from the date of the advance until the "Maturity Date" at a rate of interest equal to the lesser of (a) the "Floating Rate," calculated on the basis of a year of 365 or 366 days, as the case may be, and for the actual number of days elapsed (including the first day but excluding the last day), or (b) the "Maximum Rate." Any increase or decrease in interest rate resulting from a change in the Maximum Rate shall be effective immediately when such change becomes effective, without notice to Borrower, unless "Applicable Law" requires that such increase or decrease not be effective until a later time, in which event such increase or decrease shall be effective at the earliest time permitted under the provisions of such law.

     All capitalized terms used herein, which are not defined herein, including, but not limited to, the terms Applicable Law, Floating Rate, Maturity Date, Maximum Rate and Security Instruments shall be defined as set forth in the Credit Agreement between Borrower and Bank dated of even date with this Note (the "Credit Agreement").

     This Note is issued pursuant to the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of the rights and obligations of the holder of this Note and the duties and obligations of Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay any outstanding and unpaid principal of and interest on this Note when due, in accordance with the terms of the Credit Agreement. Each advance and each payment made pursuant to this Note shall be reflected by notations made by Bank on its records and the aggregate unpaid amounts of principal and interest reflected by the notations on the records of Bank shall be deemed rebuttably presumptive evidence of the principal amount owing under this Note.

     This Note is a revolving credit note and it is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrence, this Note shall remain valid and in full force and effect as to each principal advance made hereunder subsequent to each such occurrence.

     This Note is secured by all security agreements, collateral assignments, mortgages and lien instruments executed by Borrower (or by any other party) in favor of Bank or its predecessors, including the Security Instruments executed simultaneously herewith, those executed heretofore and those hereafter executed.

     Except as may be expressly provided in the Credit Agreement, Borrower and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity, and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for Bank, in order to enforce payment of this Note by them, to first institute suit or exhaust its remedies against any Borrower or others liable herefor, or to enforce its rights against any security herefor, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them. Bank may transfer this Note, and the rights and privileges of Bank under this Note shall inure to the benefit of Bank's representatives, successors or assigns.

     Executed this 17th day of July 2002.

                                         WHITTIER OPERATING, INC.,
                                         a Texas corporation

                                         By:
                                         ---------------------------------------
                                         Bryce W. Rhodes
                                         Vice President


                                         WHITTIER ENERGY COMPANY,
                                         a Nevada corporation

                                         By:
                                         ---------------------------------------
                                         Bryce W. Rhodes
                                         Vice President

                                   EXHIBIT "B"

                              SECURITY INSTRUMENTS
                              --------------------


     The Security Instruments securing the obligations of Borrower and Indebtedness to Bank shall include the following, each in form and substance satisfactory to Bank:

1. DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION, (and such other similarly titled mortgaged instruments) covering each Borrower's interest in the Borrowing Base Properties, the personal property and equipment therein and thereon, the production of oil, gas, and other minerals therefrom, and all of the products and proceeds thereof.

2. AMENDED AND RESTATED ACT OF MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION, covering each Borrower's interest in the Borrowing Base Properties, the personal property and equipment therein and thereon, the production of oil, gas, and other minerals therefrom, and all of the products and proceeds thereof.

3. SECURITY AGREEMENT granting Bank a first priority security interest in all of each Borrower's accounts, escrow accounts, equipment, machinery, fixtures, inventory, chattel paper, documents, contracts (including Hedging Transactions), instruments and general intangibles relating to or arising out of the Borrowing Base Properties, and in all collateral supporting bonds for plugging and abandonment of wells and Oil and Gas Properties included in the Borrowing Base Properties, whether now owned or hereafter acquired, and all products and proceeds thereof.

4. FINANCING STATEMENTS in connection with the Security Instruments described in the preceding paragraphs, in form and number satisfactory to Bank as Bank, from to time, may specify (including additional or supplemental financing statements, amendments thereto, and continuation statements thereof).

5. LETTERS IN LIEU OF TRANSFER ORDERS covering Borrower's interest in oil and gas produced from the Borrowing Base Properties and in the proceeds from the sale thereof, pursuant to the assignment of production included in the Deed of Trust referenced above.

6. OTHER SECURITY INSTRUMENTS. Such other instruments as are necessary or appropriate from time to time, in the good faith opinion of Bank, to perfect to the satisfaction of Bank's liens, security interests, and other rights in the Borrowing Base Properties and in any and all other collateral covered by or described in (or, as evidenced by the Agreement, intended to have been covered by) any of the other Security Instruments described above.

POWER OF ATTORNEY. To the fullest extent permitted by Law, Borrower hereby appoints Bank as its attorney-in-fact (without requiring Bank to act as such) to execute any Security Instrument in the name of Borrower, and to perform all other acts that Bank deems appropriate to perfect and continue its liens, security interests, and other rights in, and to protect and preserve, the Borrowing Base Properties and other collateral covered by or described in (or, as evidenced by the Agreement, intended to have been covered by) any of the Security Instruments described above, but only to the extent required of Borrower under the terms of this Agreement. This power of attorney is coupled with an interest and shall be irrevocable until the full and final payment and performance of all of Borrower's Indebtedness and Obligations to Bank.

                                   EXHIBIT "C"


                               REQUEST FOR ADVANCE
                               -------------------



     I, the undersigned officer of WHITTIER ENERGY COMPANY and WHITTIER OPERATING, INC. (collectively, the "Borrower"), pursuant to Section 2.01 of the Credit Agreement (the "Agreement") dated as of July 17, 2002, as amended from time to time, by and between COMPASS BANK (the "Bank") and the Borrower, do hereby:

     1. request an advance under the Agreement in the amount of $______________ to be made on ______________, 200 ;

     2. certify that the funds advanced from Bank to Borrower pursuant to paragraph 1 hereof shall be used by Borrower solely for the purposes permitted by the Agreement; and

     3. further certify that to my knowledge after reasonable inquiry into the applicable facts, as of the date hereof, Borrower is in compliance in all material respects with all of the representations, warranties, terms, conditions and covenants contained in the Agreement.

     This certificate is executed this ___________ day of ___________ , 200__.



                                           WHITTIER OPERATING, INC.,
                                           a Texas corporation

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           WHITTIER ENERGY COMPANY,
                                           a Nevada corporation

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   EXHIBIT "D"

                             COMPLIANCE CERTIFICATE
                             ----------------------